Exhibit 99.4

Dear Member: We are writing to tell you of an investment opportunity, and just as importantly, to request your vote on a matter of importance. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), Marathon Bank will be converting from the mutual holding company form to the full stock form of organization. In connection with the conversion, Marathon Bancorp, Inc., the parent company of Marathon Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, a Questions and Answers Brochure and a Proxy Statement which describe the conversion and the offering. THE PROXY VOTE: Your vote is extremely important for us to complete the conversion and stock offering. Although we have received conditional regulatory approval to undertake the conversion and stock offering, we must receive the approval of our members. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Marathon Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet or telephone by following the simple instructions on the Proxy Card. Our Board of Directors urges you to vote “FOR” the Plan. Please note: • The proceeds resulting from the sale of stock will support our business strategy. • There will be no change to account numbers, interest rates or other terms of your accounts at Marathon Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. • You will continue to enjoy the same services with the same Board of Directors, management and staff. • Voting does not obligate you to purchase shares of common stock in our offering. THE STOCK OFFERING: As an eligible depositor of Marathon Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock of Marathon Bancorp, Inc. during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock of Marathon Bancorp, Inc., complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to Marathon Bank’s office located at 500 Scott Street, Wausau, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on March 21, 2025. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. I invite you to consider this opportunity to share in our future as a Marathon Bancorp, Inc. stockholder. Thank you for your continued support as a customer of Marathon Bank. Sincerely, Nicholas W. Zillges President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions, the Board of Governors of the Federal Reserve System or any other government agency. MBBC-M QUESTIONS? Call our Stock Information Center, at (312) 251-4342, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

Toppan Merrill 1834 The Equitable Bank letters C Proof 3 Dear Potential Investor: We are writing tell you of an investment opportunity. Pursuant to a Plan of Conversion and Reorganization, Marathon Bank will be converting from the mutual holding company form to the full stock holding company form of organization. In connection with the conversion, Marathon Bancorp, Inc., the parent company of Marathon Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form and a Questions and Answers Brochure which describe the conversion and the offering. The Marathon Bancorp, Inc. common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed materials carefully. If you are interested in purchasing shares of Marathon Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to Marathon Bank’s office located at 500 Scott Street, Wausau, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on March 21, 2025. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Marathon Bancorp, Inc. stockholder. Sincerely, Nicholas W. Zillges President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions, the Board of Governors of the Federal Reserve System or any other government agency. MBBC-C QUESTIONS? Call our Stock Information Center, at (312) 251-4342, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

Dear Friend: We are writing tell you of an investment opportunity. Pursuant to a Plan of Conversion and Reorganization, Marathon Bank will be converting from the mutual holding company form to the full stock holding company form of organization. In connection with the conversion, Marathon Bancorp, Inc., the parent company of Marathon Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form and a Questions and Answers Brochure which describe the conversion and the offering. Our records indicate that you were a depositor of Marathon Bank at the close of business on September 30, 2023 or December 31, 2024 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The Marathon Bancorp, Inc. common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Marathon Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to Marathon Bank’s office located at 500 Scott Street, Wausau, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on March 21, 2025. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Marathon Bancorp, Inc. stockholder. Sincerely, Nicholas W. Zillges President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions, the Board of Governors of the Federal Reserve System or any other government agency. MBBC-F QUESTIONS? Call our Stock Information Center, at (312) 251-4342, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

Toppan Vintage 1834 The Equitable Bank letters D Proof 1 Janney Montgomery Scott LLC Dear Sir/Madam: Janney Montgomery Scott LLC has been retained by Marathon Bancorp, Inc., as selling agent in connection with the offering of Marathon Bancorp, Inc., common stock. At the request of Marathon Bancorp, Inc., we are enclosing materials regarding the offering of shares of Marathon Bancorp, Inc., common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus. Sincerely, Janney Montgomery Scott LLC This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions, the Board of Governors of the Federal Reserve System or any other government agency. MBBC-BD

Toppan Merrill 1834 The Equitable Bank Q&A Proof 4 Information about our Conversion and Stock Offering Questions? Call our Stock Information Center, at (312) 251-4342 from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays. This booklet is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions, the Board of Governors of the Federal Reserve System or any other government agency. MBBC-QA

Toppan Merrill 1834 The Equitable Bank Q&A Proof 4 GENERAL — THE CONVERSION Our Board of Directors has determined that the Plan of Conversion and Reorganization is in the best interests of our organization, our customers and the communities we serve. Q. WHAT IS THE PLAN OF CONVERSION AND REORGANIZATION? A. Under our Plan of Conversion and Reorganization (the “Plan”), Marathon Bank is converting from the partially public mutual holding company form of organization to the fully public stock holding company form of organization. Marathon MHC (the “MHC”) owns 57.4% of the common stock of our holding company, Marathon Bancorp, Inc. (“Marathon Bancorp”). The remaining 42.6% of the common stock is owned by public stockholders. Shares of common stock of Marathon Bancorp representing the 57.4% ownership interest of the MHC are currently being offered for sale. At the completion of the conversion, current public stockholders of Marathon Bancorp will exchange their shares of common stock for newly issued shares of common stock of Marathon Bancorp, to maintain their approximate percentage ownership in our organization immediately prior to the conversion. At the completion of the conversion, 100% of the common stock of Marathon Bancorp will be owned by public stockholders, the MHC’s shares of Marathon Bancorp will be cancelled, and the MHC will cease to exist. Q. WHAT ARE THE REASONS FOR THE CONVERSION AND OFFERING? A. Our primary reasons for the conversion and offering are to support our planned growth and strengthen our regulatory capital position, improve the liquidity of our shares of common stock, facilitate future mergers and acquisitions, facilitate our ability to pay dividends to our public stockholders, and transition our organization to the more flexible stock holding company structure. Q. WHAT CHANGES WILL OCCUR AS A RESULT OF THE CONVERSION AND REORGANIZATION? WILL THERE BE ANY CHANGES AT MY LOCAL BRANCH? A. No changes are planned in the way we operate our business. The conversion and reorganization is an internal change to our corporate structure. The conversion and reorganization will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to potentially add additional staff, products and services in the future. Q. WILL THE CONVERSION, REORGANIZATION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS? A. No. The conversion and reorganization will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rates, of your loans with us will also be unaffected by the conversion and reorganization. THE PROXY VOTE Although we have received conditional regulatory approval, the Plan is also subject to approval by our members and stockholders. Q. WHY SHOULD I VOTE “FOR” THE PLAN? A. Your vote “FOR” the Plan is extremely important to us. Each eligible depositor of Marathon Bank received a Proxy Card. These packages received by eligible depositors also include a Proxy Statement describing the Plan, which cannot be implemented without their approval. Although you may have the right to subscribe for stock, voting does not require you to purchase common stock in the offering. Q. WHAT VOTE OF MEMBERS IS REQUIRED TO APPROVE THE PLAN? A. The Plan must be approved by the affirmative vote of a majority of votes eligible to be cast by the members of Marathon Bank at the special meeting of members. Q. WHAT HAPPENS IF I DON’T VOTE? A. Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and reorganization and related stock offering. Q. HOW DO I VOTE? A. Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or by telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSAL. Phone or Internet voting is available 24 hours a day. Q. HOW MANY VOTES ARE AVAILABLE TO ME? A. Eligible depositors at the close of business on January 31, 2025 are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. WHY DID I RECEIVE MORE THAN ONE PROXY CARD? A. If you had more than one deposit account on January 31, 2025 you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Telephone and Internet voting are available 24 hours a day. Q. MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the Questions and Answers about our Conversion and Stock Offering This section answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

Toppan Merrill 1834 The Equitable Bank Q&A Proof 4 account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary. THE STOCK OFFERING AND PURCHASING SHARES Q. HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE? A. Marathon Bancorp, Inc. is offering for sale between 1,402,500 and 1,897,500 shares of common stock (subject to increase to 2,182,125 shares) at $10.00 per share. No sales commission will be charged to purchasers. Q. WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING? A. Pursuant to our Plan, non-transferable rights to subscribe for shares of Marathon Bancorp, Inc., common stock in the Subscription Offering have been granted in the following descending order of priority: Priority #1 — Depositors of Marathon Bank with aggregate balances of at least $50 at the close of business on September 30, 2023; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors of Marathon Bank with aggregate balances of at least $50 at the close of business on December 31, 2024. Priority #4 — Depositors of Marathon Bank at the close of business on January 31, 2025. Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference first given to natural persons and trusts of natural persons residing in the Wisconsin counties of Marathon, Ozaukee, Milwaukee and Waukesha and then to Marathon Bancorp’s public stockholders at the close of business on January 31, 2025. Q. I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER? A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit account. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility record date. Your failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription. Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution. Q. WHAT IS THE DEADLINE FOR PURCHASING SHARES? A. To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 3:00 p.m., Central Time, on March 21, 2025. Q. HOW MAY I BUY SHARES IN THE OFFERING? A. You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, before the expiration date of the subscription offering. You may submit your stock order form in one of three ways: by mail, using the reply envelope provided; by overnight courier to the address indicated on the stock order form; or by bringing your stock order form and payment to the Marathon Bank office located at 500 Scott Street, Wausau, WI. Please do not mail stock order forms to Marathon Bank. Q. HOW MAY I PAY FOR THE SHARES? A. Payment for shares can be remitted in three ways: (1) By personal check, bank check or money order, payable to Marathon Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Please do not mail cash! (2) By authorized deposit account withdrawal of funds from your Marathon Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Marathon Bank may not be listed for direct withdrawal. See information on retirement accounts on the next page. (3) By Cash. Cash will only be accepted at Marathon Bank’s main office and will be converted to a bank check. Q. WILL I EARN INTEREST ON MY FUNDS? A. Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.05% per annum from the date we process your payment until the completion or termination of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Marathon Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and offering. Q. ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 60,000 shares ($600,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 60,000 shares ($600,000) in all categories of the offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.” Q. MAY I USE MY MARATHON BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES? A. You may use funds currently held in retirement accounts with Marathon Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Marathon Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. MAY I USE MY MARATHON BANK HEALTH SAVINGS ACCOUNT (“HSA”) TO PURCHASE SHARES? A. No. You may not use funds currently held in health savings accounts with Marathon Bank to purchase shares in the stock offering. Q. MAY I USE A MARATHON BANK LOAN TO PAY FOR SHARES? A. No. Marathon Bank, by regulation, may not extend a loan for the purchase of Marathon Bancorp common stock during the offering. Q. MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked unless the offering is terminated or is extended beyond May 5, 2025 or the number of shares of common stock to be sold is increased to more than 2,182,125 shares or decreased to less than 1,402,500. Q. ARE DIRECTORS AND EXECUTIVE OFFICERS OF MARATHON BANK PLANNING TO PURCHASE STOCK? A. Yes. Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 32,500 shares ($325,000), or approximately 2.3%, of the shares to be sold in the offering at the minimum of the offering range. Q. WILL THE STOCK BE INSURED? A. No. Like any common stock, Marathon Bancorp’s common stock will not be insured. Q. WILL DIVIDENDS BE PAID ON THE STOCK? A. Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. Q. HOW WILL MARATHON BANCORP’S SHARES TRADE? A. Upon completion of the conversion and offering, we expect the common stock of Marathon Bancorp will be traded on the Nasdaq Capital Market. We expect that the symbol will remain as MBBC. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Marathon Bancorp shares in the future. Q. IF I PURCHASE SHARES DURING THE OFFERING, WHEN WILL I RECEIVE MY SHARES? A. All shares of Marathon Bancorp common stock sold in the Offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. Although the shares of Marathon Bancorp common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm. THE SHARE EXCHANGE Q. WHAT IS THE SHARE EXCHANGE? A. The outstanding shares of Marathon Bancorp common stock held by public stockholders following the completion of the conversion and stock offering will be exchanged for newly issued shares of Marathon Bancorp common stock. The number of shares of Marathon Bancorp common stock to be received by Marathon Bancorp public stockholders will depend on the number of shares sold in the offering. WHERE TO GET MORE INFORMATION Q. HOW CAN I GET MORE INFORMATION? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at (312) 251-4342, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

IMPORTANT REMINDER Please Support Us Dear Member: As a follow-up to our recent mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of conversion and reorganization. We value your relationship with Marathon Bank and ask for your support by voting the enclosed proxy card today. Your Board of Directors urges you to vote “FOR” the Plan of Conversion and Reorganization. If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that: • The conversion and reorganization will not affect the terms of your deposit accounts or loans. • Deposit accounts will continue to be federally insured to the legal maximum. • Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock. Thank you for choosing Marathon Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (312) 251-4342. Sincerely, Nicholas W. Zillges President and Chief Executive Officer The Plan of Conversion and Reorganization must be approved by a majority of the votes eligible to be cast. Not Voting has the same effect as voting against the Plan of Conversion and Reorganization. If you have more than one account you may receive more than one proxy card. Please support us by voting all proxy cards received. MBBC-PG1

SECOND REQUEST Please Support Us Dear Member: As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion and reorganization. We value your relationship with Marathon Bank and ask for your support by voting the enclosed proxy card today. Your Board of Directors urges you to vote “FOR” the Plan of Conversion and Reorganization. If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that: • The conversion and reorganization will not affect the terms of your deposit accounts or loans. • Deposit accounts will continue to be federally insured to the legal maximum. • Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock. Thank you for choosing Marathon Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (312) 251-4342. Sincerely, Nicholas W. Zillges President and Chief Executive Officer The Plan of Conversion and Reorganization must be approved by a majority of the votes eligible to be cast. Not Voting has the same effect as voting against the Plan of Conversion and Reorganization. If you have more than one account you may receive more than one proxy card. Please support us by voting all proxy cards received. MBBC-PG2

IMPORTANT REMINDER Please Support Us Dear Member: As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion and reorganization. We value your relationship with Marathon Bank and ask for your support by voting the enclosed proxy card today. Your Board of Directors urges you to vote “FOR” the Plan of Conversion and Reorganization. If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that: • The conversion and reorganization will not affect the terms of your deposit accounts or loans. • Deposit accounts will continue to be federally insured to the legal maximum. • Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock. Thank you for choosing Marathon Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (312) 251-4342. Sincerely, Nicholas W. Zillges President and Chief Executive Officer The Plan of Conversion and Reorganization must be approved by a majority of the votes eligible to be cast. Not Voting has the same effect as voting against the Plan of Conversion and Reorganization. If you have more than one account you may receive more than one proxy card. Please support us by voting all proxy cards received. MBBC-PG3